CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement"), effective as of the 26th day of August 2004 ("Effective Date") is entered into by and between CONSPIRACY ENTERTAINMENT HOLDINGS, INC., a Utah corporation (herein referred to as the "Company") and SOL FINANCIAL, INC., a corporation with offices located at 39 Engelberg Terrace, Lakewood, New Jersey 08701 (herein referred to as the "Consultant").

                                    RECITALS

      WHEREAS, the Company is a publicly-held corporation with its common stock traded on the NASDAQ OTCBB; and

      WHEREAS, Company desires to engage the services of Consultant to represent the company as an advisory consultant, and to consult with management concerning related financial and marketing Company matters;

      NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TERM OF CONSULTANCY. The Company hereby engages the Consultant to furnish the advisory and consulting services specified herein, and the Consultant hereby accepts such engagement and agrees to provide such services, on the terms and conditions herein set forth for the period commencing on August 26th, 2004 and ending on October 31, 2004 (the "Consulting Period").

2. RESPONSIBILITIES OF CONSULTANT. The Consultant agrees that it will generally provide the following specified consulting services through its officers and employees during the term specified in Section 1, above.

      (a) During the Consulting Period, the Consultant shall furnish the Company with advisory and consulting services relating to financial matters and sales and marketing to be reasonably requested by the Company. For the purpose of this Agreement, the term "Company" shall include also any corporation which is a successor in interest to me Company, whether by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

      (b) During the Consulting Period, the Consultant shall be available to furnish such services, at the request of the Company, during normal business hours. The parties agree that Consultant has agreed to make himself available and maintain at his own cost and expense space and facilities in the New York metropolitan area to insure his availability and will not be required to perform such duties outside of the New York metropolitan area.

      (c) In performance of these duties, the Consultant shall provide the Company with the benefits of his best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Consultant's reasonable discretion, except as may be necessary for the Company to achieve its objectives.


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      (d)   Nothing herein contained shall be construed to limit or restrict the
            Consultant in conducting business with respect to himself or others, or in rendering advice to others, subject to the confidentiality obligations set forth below.

3. ALLOCATION OF TIME AND ENERGIES. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that neither the price of the Company's Common Stock, nor the trading volume of the Company's common stock hereunder measure Consultant's performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4.    REMUNERATION.

4.1 (a) For undertaking this engagement, for previous services rendered, and for other good and valuable consideration, the Company agrees to issue, or have issued, to the Consultant a "Commencement Bonus" of $15,000 (hereinafter, the "Cash") plus 100,000 shares of the Company's Common Stock with piggyback registration rights (hereinafter, the "Shares"). This Commencement Bonus shall be fully paid and non-assessable and shall be paid and issued to Consultant within 7 days of execution of this Agreement.

      (b) Consultant agrees that the Company may, in its sole discretion, cause one or more shareholders of the Company to deliver any of or all of the Shares to be issued and delivered to Consultant hereunder.

4.2 The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The Commencement Bonus, therefore, constitutes payment for Consultant's agreement to consult to the Company and is a
nonrefundable,   non-apportionable,  and  non-ratable  retainer  and  is  not  a prepayment for future services. If the Company decides to terminate this Agreement prior to October 31, 2004, for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares or Cash paid to it as Commencement Bonus referred to in paragraph 4.1(a) hereunder.

4.3 Notwithstanding anything else in this Agreement to the contrary, Company and Consultant acknowledge and agree that for purposes of the Company's internal accounting practices, the Company may desire to allocate all or a portion of the Commencement Bonus to any number of the services provided by the Consultant to the Company under this Agreement consistent with the United States generally accepted accounting practices. Accordingly, Consultant agrees to cooperate with the Company, and will provide to the Company reasonable support and documentation in connection with any such allocation process.


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4.4 Company  warrants that the Shares issued to Consultant  under this Agreement
by  the  Company  shall  be  or  have  been  validly  issued,   fully  paid  and
non-assessable and that the Company's board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.5 Consultant acknowledges that neither the Shares, nor their underlying shares, have been issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the
Company that such resale or transfer is exempt from the registration requirements of that Securities Act.

4.6 In connection with the acquisition of the Shares, Consultant represents and warrants to Company, to the best of its knowledge, as follows:

      (a) Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that the Consultant has requested.

      (b) Consultant's investment in restricted securities is reasonable in relation to the Consultant's net worth. Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares.

      (c) Consultant is acquiring the Shares for the Consultant's own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5. INDEMNIFICATION. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.


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6.  REPRESENTATIONS.  Consultant  represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

7. LEGAL REPRESENTATION. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

8. STATUS AS INDEPENDENT CONTRACTOR. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

9. ATTORNEY'S FEE. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

10. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

11. NOTICES. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by overnight express mail addressed to the other party at the address as set forth herein below:


                           TO THE COMPANY:
                           ---------------
                           Conspiracy Entertainment Holdings, Inc.
                           604 Santa Monica Blvd.
                           Santa Monica, California  90401


                           TO THE CONSULTANT:
                           ------------------
                           Sol Financial, Inc.
                           39 Engelberg Terrace
                           Lakewood, New Jersey 08701

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.


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12. CHOICE OF LAW,  JURISDICTION AND VENUE. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Utah. The parties agree that Los Angeles, California will be the venue of any dispute and will have jurisdiction over all parties.

13. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Los Angeles, California, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

14. COMPLETE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


AGREED TO:

COMPANY:

Conspiracy Entertainment Holdings, Inc.

By:  /S/ KEITH TANAKA
    ----------------------------------------------------
Name:  Keith Tanaka
Title: Chief Financial Officer and Duly Authorized Agent


CONSULTANT:

Sol Financial, Inc.

By:
    ----------------------------------------------------
Name:
Title: Officer and Duly Authorized Agent



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